As filed with the Securities and Exchange Commission on July 26, 2024

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

Registration Statement Under the Securities Act of 1933

TOMPKINS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

NEW YORK

(State or other jurisdiction of incorporation or organization)

16-1482357

(IRS Employer Identification Number)

P.O. Box 460

Ithaca, New York 14851

(607) 273-3210

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Matthew D. Tomazin	with a copy to:
Executive Vice President, Chief Financial Officer and Treasurer	Alyssa Hochberg Fontaine, Executive Vice President, General Counsel, Chief Risk Officer and Secretary
Tompkins Financial Corporation	P.O. Box 460
P.O. Box 460	Ithaca, New York 14851
Ithaca, New York 14851	(607) 273-3210
(607) 273-3210
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I. D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July 26, 2024

Dividend Reinvestment and

Stock Purchase and Sale Plan

An Open Availability and Dividend Reinvestment Plan

Prospectus

294,163 Shares of Common Stock

This prospectus relates to up to an aggregate of 294,163 shares of common stock, par value $.10 per share, of Tompkins Financial Corporation (“Tompkins Financial”) that may be offered after the date hereof in connection with our Dividend Reinvestment and Stock Purchase and Sale Plan (the “Stock Purchase Plan” or the “Plan”).  The Stock Purchase Plan allows both current holders of our common stock and interested first time investors to purchase shares of our common stock without the customary brokerage expenses and also to reinvest automatically cash dividends, if any, received on their shares of common stock.

Existing holders of our common stock and interested first time investors can make an initial stock purchase directly through the Stock Purchase Plan without a broker.  Once enrolled in the Plan, you can make optional cash purchases of additional shares of our common stock, and all or a portion of cash dividends received, if any, can be reinvested automatically to purchase additional shares of our common stock.

Participation in the Plan is entirely voluntary.  You may withdraw any or all of your shares from the Plan at any time.

Shares of our common stock that may be offered under the Stock Purchase Plan will be purchased by Equiniti Trust Company, LLC, the Plan Administrator, either on the open market, or if Tompkins Financial so determines, directly from Tompkins Financial’s authorized but unissued shares.   Our common stock is traded on the NYSE American LLC under the symbol “TMP.”  The last reported sale price of our common stock on July 22, 2024 as reported on the NYSE American, was $58.23 per share. The mailing address for our principal executive offices is P.O. Box 460, Ithaca, New York, 14851, and our telephone number is (607) 273-3210.

This prospectus describes the provisions of the Stock Purchase Plan and you should retain this prospectus for future reference.

Plan accounts are not savings accounts, deposit accounts or obligations of any bank.  Thus, Plan accounts are not insured by the FDIC, SIPC or any other government agency, and may lose value.  There is no bank guaranty of your Plan account or the securities in your account.  If you participate in the Plan, you will be purchasing shares of our common stock and should consider carefully the investment risks, including the possible loss of your investment and other risk factors. See the “Risk Factors” section beginning on page 1 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is ___________________, 2024

INFORMATION ABOUT TOMPKINS FINANCIAL CORPORATION

Tompkins Financial Corporation is a financial holding company. Our business is primarily owning, supervising and controlling our banking and insurance agency subsidiaries. We are the parent company of Tompkins Community Bank and Tompkins Insurance Agencies, Inc., which are wholly-owned subsidiaries. Tompkins Community Bank provides community-banking services to its local market areas in New York State and in the Commonwealth of Pennsylvania. Tompkins Insurance Agencies, Inc. offers property and casualty insurance to individuals and businesses in New York and Pennsylvania, as well as group insurance for businesses, employee and group benefit plans, and life insurance. The trust division of Tompkins Community Bank provides services under the Tompkins Financial Advisors name, including investment management, trust and estate administration, financial and tax planning as well as life, disability and long-term care insurance services.

Corporate Headquarters:	Tompkins Financial Corporation
118 E. Seneca Street
Ithaca, New York 14850
Main telephone number: 607-273-3210

Web Site:	www.tompkinsfinancial.com (information on our website does not constitute part of this prospectus)

Stock Listing:	Our common stock is listed on the NYSE American LLC under the symbol - TMP.

RISK FACTORS

Investing in our common stock involves risks. Before purchasing any of our securities, you should carefully consider the risk factors discussed under the heading “Risk Factors” beginning on page 12 of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on February 29, 2024, which is incorporated by reference in this prospectus. In addition, you should also consider any other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including filings made with the SEC subsequent to the date hereof. Any of these risks, if realized, could harm our business, financial condition, results of operations and cash flows.

OVERVIEW OF THE PLAN

Tompkins Financial Corporation

Dividend Reinvestment and Stock Purchase and Sale Plan

An Open Availability and Dividend Reinvestment Plan for

Tompkins Financial Corporation

Common Stock,

Par Value $0.10 per Share

The Dividend Reinvestment and Stock Purchase and Sale Plan (the “Stock Purchase Plan” or the “Plan”) described in this prospectus is sponsored by Tompkins Financial Corporation and administered by Equiniti Trust Company, LLC (the “Plan Administrator”). This prospectus provides you with a summary and the complete details of the Stock Purchase Plan. If you have additional questions after reading through this material, please contact the Plan Administrator, Equiniti Trust Company, LLC at:

Equiniti Trust Company, LLC

Plan Administration Department

P.O. Box 10027

Newark, New Jersey, 07101

Tel: 1-877-573-4008

or by accessing Equiniti Trust Company’s website, at: https://equiniti.com/us (Tompkins Financial disclaims any responsibility for information contained on Equiniti Trust Company’s website other than the Plan prospectus).

This prospectus is not an offer to sell nor a solicitation of an offer to purchase shares of our common stock. Equiniti Trust Company and Tompkins Financial Corporation provide no advice and make no recommendations with respect to any security. Any decision to purchase or sell securities must be made by each individual Plan participant based on his or her own research and judgment after consultation with a professional investment advisor. Participation in the Plan is voluntary and may be prohibited by the laws of certain countries other than the United States.

Tompkins Financial Corporation offers this Stock Purchase Plan for shares of its common stock. The Plan offers you an affordable alternative for buying and selling our common stock, which is traded on the NYSE American LLC under the symbol “TMP”. You do not need to be a current shareholder to participate in the Plan and buy our common stock for the first time. If you participate in the Plan, you may reinvest your cash dividends, if any, and make optional cash payments to purchase additional shares. Shares that are held in the Plan may be sold directly without having to obtain physical certificates or the service of a broker. The certificates currently in your possession may be deposited into the Plan for safekeeping or sale. You may also withdraw or transfer all or a portion of your stock held in the Plan at any time. Although Tompkins Financial pays for almost all of the brokerage and administrative costs, there are small fees associated with certain features of the Plan. The fees are outlined within this prospectus.

This Plan Features:

Convenient Direct Share Ownership

Existing stockholders and new investors can make an initial stock purchase directly through the Plan without a broker. Once enrolled in the Plan, you can make additional optional cash purchases of our common stock.

Automatic Dividend Reinvestment

Cash dividends paid to participating holders of our common stock can be reinvested automatically to purchase additional shares.

Certificate or Book-Entry Share Ownership

If you participate in the Plan, you will receive timely statements and confirmations reflecting your transaction history. You will typically not be issued a physical certificate representing your shares because the Plan Administrator will record your share ownership in “book-entry” form. Nevertheless, you may request the issuance of a physical certificate to represent your shares at any time.

Safekeeping of Shares

If you hold or later acquire shares of our common stock from other sources, you may deposit them directly into the Plan for safekeeping. All the Plan’s features will then apply to the deposited shares as well.

Withdrawals

You may withdraw any or all of your shares from the Plan at any time.

Direct Sale or Transfer

You may sell or transfer shares of our common stock directly through the Plan at any time, without the issuance of physical certificates or the involvement of an independent broker.

Commissions or Fees

We will pay all commissions and service fees on purchases of our common stock made through the Plan and on all reinvestments of dividends through the Plan.  However, you will be charged a $15.00 service fee for sales plus a brokerage commission of $0.12 per share sold.

The foregoing is only an overview. The “Terms and Conditions” of the Stock Purchase Plan are stated at the end of this prospectus, and in the event of any inconsistency, those “Terms and Conditions” will prevail. The “Terms and Conditions” of the Plan are subject to change without notice, and we retain the right to discontinue the Plan at any time.

Please retain this prospectus for future reference.

FURTHER DESCRIPTION OF PLAN SERVICES

Eligibility & Enrollment

Almost everyone is eligible to enroll in the Plan. You may participate in the Plan if you already own shares of our common stock, and if you do not own any shares of our common stock, you may enroll by making an initial purchase of at least $100 directly through the Plan. To receive a Plan Enrollment Application or additional copies of this prospectus, simply contact Equiniti Trust Company, the Plan Administrator, either at its toll-free number, 1-877-573-4008, or by accessing Equiniti Trust Company’s website at https://equiniti.com/us.

Purchases

Once enrolled in the Plan, you can purchase additional shares of our common stock at any time by making optional cash contributions to the Plan in amounts of at least $50. The Plan Administrator will arrange to purchase the appropriate number of shares on the open market, or if Tompkins Financial so determines, directly from Tompkins Financial, for your account as soon as possible, normally within one week after it receives your contributions. You may at any time modify the contribution program you have specified on a Plan Enrollment Application or on the tear-off portion of an account statement or transaction advice you have received.

Dividend Reinvestment

Unless you indicate otherwise on your Plan Enrollment Application, all cash dividends paid on the shares of our common stock in your account will be automatically reinvested in more shares of our common stock. Because both full and fractional shares will be carried in your account, the dividends attributable to fractional shares will be reinvested just as those on your full shares.  You may, at any time, change the election by notifying the Plan Administrator.

Safekeeping of Certificates

If you already own shares of our common stock in certificated form - that is, if you hold the physical certificates representing your shares - you may deposit the certificates into the Plan for safekeeping. This feature protects your shares against possible loss, theft or accidental destruction and may save you the expense of having to replace your certificates.

Convenient Ways To Sell or Transfer Your Shares

You can easily sell or transfer through the Plan some or all of the shares you own, whether you hold the shares in book-entry form or in certificated form. You can choose to sell or transfer any or all shares held in the Plan with or without issuing new certificates, and without having to deal directly through a broker. Any fractional shares in your account will be sold at the same price as full shares, on a prorated basis. You may also instruct the Plan Administrator to issue a certificate in your name for any shares you hold in the Plan at any time.

Statements and Forms

If you elect to reinvest all or a portion of your dividends, you will receive a quarterly statement that reflects all investment activity and all dividends applied toward reinvestment. Each time a purchase is made for you, you will also receive a confirmation notice reflecting the number of shares purchased for you and the purchase price for those shares. Each form you receive will contain a tear-off portion that can be used for future Plan transactions. You may also review your transaction history online at sharehowneronline.com.

Simple, Secure Internet Account Access

You can complete all your share transactions, including purchases, sales and requests for certificates, on the Internet at https://equiniti.com/us. You can also review your account status online.

ANSWERS TO FREQUENTLY ASKED QUESTIONS

How Do I Enroll in the Plan?

There are two easy ways to enroll in the Stock Purchase Plan. One option through which registered shareholders and first-time investors can enroll in the Plan is by completing and signing a Plan Enrollment Application and sending it to Equiniti Trust Company, LLC, the Plan Administrator, at the address listed on page 8 of this prospectus. The account will be opened as soon as possible after the Plan Administrator receives your properly completed and signed Plan Enrollment Application. You can obtain Plan Enrollment Applications and copies of this prospectus by contacting the Plan Administrator at its toll-free number, 1-877-573-4008.  In addition, Tompkins Financial may, in the future, offer the option of enrollment by payroll deduction to employees of Tompkins Financial or one of its subsidiaries.  If this option becomes available, eligible employees may elect to make optional cash payments by having contributions deducted from their biweekly paychecks, in accordance with procedures communicated by the human resources representatives of Tompkins Financial and its subsidiaries.

You can also enroll in the Plan by purchasing shares through the Plan Administrator’s website at https://equiniti.com/us/ast-access/individuals/by selecting “Buy Shares” and choosing the link for Tompkins Financial Corporation. On the “Plan Details” page, select “Get Started With Investing” and follow the wizard, which will guide you through the six-step process. The minimum initial investment for non-holders purchasing in this manner is $100. You will receive an e-mail confirming receipt of your transaction as soon as you complete the wizard, as well as an e-mail within two business days confirming the number of shares purchased and their price.

Once enrolled, your participation in the Plan continues until you withdraw from the Plan or until the Plan terminates. If the Plan account is to be enrolled in multiple or joint names, or if certificates registered in multiple or joint names are to be deposited into the Plan, all of the stockholders listed must sign the Plan Enrollment Application.

How Can I Purchase Additional Shares?

You can easily purchase additional shares of our common stock under the Plan at any time by making optional cash contributions, which are used to purchase shares of our common stock. The Plan Administrator will purchase the shares either in the open market, or directly from Tompkins Financial, for your Plan account. Optional cash contributions must be in amounts of at least $50. You may make optional cash contributions as often as daily.

You can make optional cash contributions by mailing in the tear-off portion of an account statement or transaction advice, by investing online, or make automatic monthly cash contributions of a constant dollar amount if you set up an electronic funds transfer from your bank account in advance.  In addition, Tompkins Financial may, in the future, permit eligible employees of Tompkins Financial or one of its subsidiaries to purchase shares through payroll deductions. You will not be paid any interest on contributions held by the Plan Administrator pending investment of your funds.

To make optional cash contributions by mail, complete the tear-off portion of an account statement or transaction confirmation notice and send it to the Plan Administrator at its address listed on page 8.

To make an investment online, click on “Shareholder Central” at https://equiniti.com/us/ast-access/individuals/ to log into your account. Once you have logged in, click on “Buy & Sell” and select “Purchase Additional Shares” from the drop-down menu. Please be sure you have your ten-digit account number (provided to you in your account statement) and your social security number available and follow the prompts on the screen to complete your optional cash purchase.

In addition, you may authorize the Plan Administrator, on the Plan Enrollment Application, to make automatic monthly purchases of a specified dollar amount, paid for by automatic withdrawal from your bank account by electronic funds transfer. You may also sign up for monthly electronic funds transfer by accessing the Equiniti Trust Company website at https://equiniti.com/us/ast-access/individuals/ and following the simple instructions for a faster way to invest. Funds will be withdrawn from your bank account on the 10th day of each month (or the next business day if the 10th day of the month is not a business day). All purchases will apply the total funds toward shares of our common stock, and both full shares and fractional shares (to at least three decimal places) will be credited to your Plan account. To stop making monthly purchases by automatic withdrawal, you must send the Plan Administrator written, signed instructions.

All cash contributions not made by electronic funds transfer must be made by personal or bank issued check drawn on a United States bank in U.S. currency, payable to “Equiniti Trust Company, LLC” and include “Tompkins Financial Corporation Plan.” Third party checks cannot be accepted and will be returned. If a check is returned to the Plan Administrator as “unpaid,” the Plan Administrator will resell the shares purchased with those funds and sell additional shares from your account, as necessary, to reimburse itself for any fees or losses incurred when reselling the shares from your account.

You should be aware that the trading price for shares of our common stock may fall or rise during the period between your request for purchase, the Plan Administrator’s receipt of that request, and the ultimate purchase of shares on the open market or directly from Tompkins Financial. As a result, you may pay a higher purchase price than if you had purchased the shares outside of the Plan. You bear the risk of fluctuations in the price of Tompkins Financial’s common stock. The Plan Administrator may, at its own discretion, accept written requests to revoke instructions previously given to purchase shares but not yet acted upon.

What Fees Are Involved?

There is no enrollment fee to participate in the Plan. Tompkins Financial will pay service fees and brokerage commissions for both initial and optional cash investments. However, a $15.00 service fee plus a brokerage commission of $0.12 per share will be automatically deducted from your proceeds when you sell shares held in your Plan account

For first-time purchases by investors who are not already registered holders of our common stock on the records of Equiniti Trust Company, our transfer agent, the minimum initial investment amount is $100. The minimum amount for additional investments and for initial investments by our existing, registered shareholders who deposit their shares into the Plan is $50. The maximum investment per year you can make under the Plan is $100,000. (Like other provisions of the Plan, these limits are subject to change from time to time.)

How Can I Reinvest My Dividends?

You can choose to reinvest all or a portion of the dividends paid on the shares of our common stock that are registered in your name under the Plan. Unless you indicate otherwise on the Plan Enrollment Application, your dividends will be reinvested automatically. Dividends on shares will be reinvested, including those attributable to fractional shares in your account, net of any applicable tax withholding. Purchase of the additional shares will be made as soon as practicable after the dividend payment date. You may elect partial dividend reinvestment on a minimum of 10% of the shares held in your Plan account. We will pay all service and brokerage commissions associated with the reinvestment of dividends under the Plan.

If you choose to receive cash dividends on any or all of your shares, your cash dividends can be deposited directly into your bank account. In order to take advantage of this option, your bank or financial institution must be a part of Automated Clearing House, or “ACH”. If you are interested in this option, please call the Plan Administrator at (877) 573-4008 and request forms for Direct Deposit of Dividends.

You can change your dividend reinvestment instructions at any time by sending a new Plan Enrollment Application to the Plan Administrator, or by accessing your account and enrolling online. Any instruction changes must be received by the Plan Administrator on or before the record date for that dividend.

How Does the Plan Administrator Purchase the Shares?

The Plan Administrator will commingle cash contributions and net dividends from all participants to purchase shares of our common stock either (a) in the open market on the NYSE American LLC, or on whatever other exchange we may in the future choose for the trading of our common stock, or (b) if Tompkins Financial so determines, directly from Tompkins Financial’s authorized but unissued shares. The Plan Administrator usually makes purchases through a broker. Your account will be credited for the full and fractional shares purchased on your behalf. For optional cash contributions, purchases are made at least weekly, and depending on the volume, as frequently as daily, for open market purchases. If shares are purchased directly from Tompkins Financial, they will be purchased once per week, on Fridays, or on the next business day on which shares are traded if such Friday is not a trading day. No interest will be paid to Plan participants on funds held by the Administrator pending investment or settlement.

How Will the Purchase Price be Determined for Shares Purchased Under the Plan?

The price per share of our common stock cannot be determined until a particular purchase is completed. The purchase price for shares of common stock purchased for the Plan in the open market will be the average price paid for all shares purchased (i.e., the aggregate purchase price divided by the aggregate number of shares purchased) by the Plan Administrator for the Plan during the applicable investment period.

The purchase price for shares of common stock purchased directly from Tompkins Financial by the Plan Administrator for the Plan will be the average of the high and low sale prices reported at the close of market on the NYSE American LLC, or on whatever other exchange we may in the future choose for the trading of our common stock, for the last market day prior to the date of purchase.

The Plan Administrator will send your transaction advice as soon as practicable after each investment showing the relevant purchase price and the number of shares credited to your account. You may also view your transaction history online. In addition, you will receive a quarterly statement showing all year-to-date transaction activity. You should retain these documents for tax purposes.

For your convenience, account statements and transaction confirmation notices will have tear-off forms that can be filled out with your instructions regarding change of address, certificate issuance, optional cash purchase, certificate deposit, sale request, and account termination. Your instructions will be honored as soon as practicable after the Plan Administrator receives them in acceptable form.

In Whose Name Will Tompkins Financial Maintain Accounts and in Whose Name Will You Register the Shares?

We will maintain your Plan account in the name or names which appear on our shareholder records.  We will register certificates for shares when issued to you in the name or names in which we maintain your account.  We will issue certificates in such other name(s) as you may request.

How Does the Plan Provide for Safekeeping of Certificates?

If you already own shares of our common stock in certificated form - meaning you actually hold the physical certificates representing those shares - you may elect to deposit the stock certificates into your Plan account for safekeeping with the Plan Administrator. These shares will be credited to your account in book-entry form. You may, however, request a new stock certificate at any time. We will pay all fees for issuing or canceling certificates under the Plan.

To deposit certificates, simply send them to the Plan Administrator along with your completed, signed Plan Enrollment Application or a signed tear-off portion of your statement or transaction confirmation notice. The certificates and Plan Enrollment Application should be insured for 2% of the total value of the shares to protect against loss in transit, and must either be endorsed on the back or be accompanied by a signed stock power signed by all owners of the shares.

May I Sell My Shares?

You may instruct the Plan Administrator to sell any or all shares of our common stock held in your account. Simply complete and sign the tear-off portion of your account statement or transaction confirmation notice and mail it to the Plan Administrator. Be certain that all participants named on the account sign the instructions. If you have questions, you may call the Plan Administrator’s toll-free number (1-877-573-4008) or access its website at https://equiniti.com/us/ast-access/individuals/.

As with purchases, the Plan Administrator aggregates all sale requests for our common stock and then sells the total number of shares on the open market through a broker. The Plan Administrator makes these sales at least weekly, and depending on volume, may make sales as frequently as daily. The sale price per share will be the average price received for all shares sold (i.e., the aggregate sale price divided by the aggregate number of shares sold) by the Plan Administrator for the Plan on the sale date. The proceeds of the sale, less the service fee of $15.00 and brokerage commission of $0.12 per share, will be sent to you by check within approximately four days following the sale.

You should be aware that the trading price for our common stock may fall or rise during the period between your request for sale, the Plan Administrator’s receipt of that request, and the ultimate sale of shares on the open market. As a result, you may receive a lower sales price than if you had sold the shares outside of the Plan. You bear the risk of fluctuations in the price of Tompkins Financial common stock. Instructions sent to the Plan Administrator to sell shares may not be rescinded.

Can I Request a Stock Certificate?

You may at any time request the Plan Administrator to issue you a physical certificate for some or all of the shares held in your Plan account. Just fill out and sign the tear-off portion of your account statement or transaction confirmation notice and send it to the Plan Administrator at the address on page 8, go to https://equiniti.com/us and log into your account, or call the Plan Administrator’s toll-free telephone number (1-877-573-4008) for further information.

How Can I Transfer Shares to Other Accounts?

You may give shares from your Plan account to others as gifts at any time. Transfers by gift can be made in book-entry form or by delivery of the actual certificates representing the shares. To make a gift of shares of our common stock, contact the Plan Administrator at its toll-free number (1-877-573-4008).

You may also make a “book-to-book” transfer of shares of our common stock, which involves transferring shares from your Plan account to a new participant’s Plan account. To make a “book-to-book” transfer, you must call the Plan Administrator at its toll-free telephone number (1-877-573-4008) to request a copy of this Plan prospectus and a Plan Enrollment Application, then complete the Plan Enrollment Application, providing the full registration name, address and social security number of the new participant or participants.

The completed Plan Enrollment Application should be sent along with a written request indicating the number of shares, full and fractional, which should be transferred to the new participant. If the shares are held by more than one person, all participants named on the current account should sign the instructions, and their signatures should be guaranteed by a bank, broker or financial institution which is a member of the Medallion Signature Guarantee Program.

Unless you direct otherwise on the Plan Enrollment Application, the Plan Administrator will enroll the transferred shares for automatic dividend reinvestment.

How Can I Terminate My Participation in the Plan?

You may terminate your participation in the Plan at any time. Just mail in the tear-off portion of any account statement or transaction advice, properly completed with your termination instructions. When you terminate your participation, you may direct the Plan Administrator to sell all of the shares in your Plan account, in which case you will be charged the $15.00 service fee and brokerage commission of $0.12 per share.

Alternatively, if you elect to retain your shares after terminating participation in the Plan, whole shares held in your Plan account will be moved to book entry. Any remaining fractional share will be sold on the open market. If the current market value of the fractional share is less than the $15.00 service fee, the value of the fractional share will be applied toward payment of the service fee and you will not be charged any additional amount for that transaction. Any future dividends will be paid in cash.

How Do I Contact the Plan Administrator?

The Plan is administered by Equiniti Trust Company, LLC, our transfer agent. To obtain enrollment information, including a prospectus and Plan Enrollment Application, or to obtain information concerning your account if you are an existing participant, or for sales, liquidations, transfers, withdrawals or optional cash contributions, please contact the Plan Administrator, either at its toll-free number:

1-877-573-4008

or by accessing its website, at: https://equiniti.com/us. Tompkins Financial disclaims any responsibility for information contained on the Plan Administrator’s website other than the Plan prospectus.

You may also write to the Plan Administrator at:

Mailing address:	Equiniti Trust Company, LLC
Attention: Plan Administration Department
P.O. Box 10027
Newark, New Jersey 07101

Prior to forwarding instructions to enroll in the Plan, please read the information contained in “Terms and Conditions of the Plan – Summary of Plan Services and Fees to Participants”.

TERMS AND CONDITIONS OF THE PLAN

1.	Introduction.

The Tompkins Financial Corporation Dividend Reinvestment and Stock Purchase and Sale Plan (the “Stock Purchase Plan” or the “Plan”) provides registered holders of Tompkins Financial Corporation common stock and other interested first-time investors with a simple, economical and convenient way of investing in our common stock. The Stock Purchase Plan is sponsored by Tompkins Financial Corporation (“Tompkins Financial”), and is administered by Equiniti Trust Company, LLC (the “Plan Administrator”). Enrollment in the Stock Purchase Plan is voluntary. You may not be able to enroll in the Plan if you reside in certain countries. If you reside outside the United States, you should determine whether you are subject to any governmental regulation prohibiting your participation in the Plan.

2.	Important Notice.

Neither Tompkins Financial nor the Plan Administrator offers advice or makes any recommendation with respect to the purchase or sale of Tompkins Financial Corporation common stock or any other security. Any decision to purchase or sell must be made by you based on your own research and judgment or after consultation with a professional advisor.

3.	Eligibility.

If you are already a registered holder of our common stock, you are automatically eligible to participate in the Plan. Your initiation of a transaction, including optional cash payments, dividend reinvestment, depositing certificates into the Plan and/or selling or purchasing shares under the Plan, will establish an agency relationship between you and the Plan Administrator. Directors, officers and other employees of Tompkins Financial and its subsidiaries are subject to the Tompkins Financial Corporation Insider Trading Policy (the “Policy”), which, among other things, prohibits such persons from engaging in transactions in securities of Tompkins Financial while aware of material, nonpublic information. Such persons should carefully consult the Policy prior to participating in, or changing the manner of their participation in the Plan.

4.	Share Purchases and Sales.

All purchases and sales of shares under the Plan will be made by the Plan Administrator either (a) in the open market on the NYSE American LLC, or on whatever other exchange we may in the future choose for the trading of our common stock, or (b) if Tompkins Financial so determines, directly from Tompkins Financial’s authorized but unissued shares. Unless directed otherwise by Tompkins Financial, the Plan Administrator will usually make open market purchases and sales of our common stock under the Plan through a broker.

The purchase price for shares of common stock purchased for the Plan in the open market will be the average price paid for all shares purchased (i.e., the aggregate purchase price divided by the aggregate number of shares purchased) by the Plan Administrator for the Plan during the applicable investment period.

The purchase price for shares of common stock purchased directly from Tompkins Financial by the Plan Administrator for the Plan will be the average of the high and low sale prices reported at the close of market by the NYSE American LLC, or on whatever other exchange we may in the future choose for the trading of our common stock, for the last market day prior to the date of purchase.

When you sell shares under the Plan, the Plan Administrator will send you the net proceeds of the sale, less brokerage commissions of $0.12 per share and a service fee of $15.00, by check following the sale. The sale price per share will be the average price received for all shares sold (i.e., the aggregate sale price divided by the aggregate number of shares sold) by the Plan Administrator for the Plan on the sale date.

You will receive a written confirmation notice after each purchase or sale transaction. You will also receive timely dividend reinvestment statements showing detailed activity for the current year. No interest will be paid to Plan participants on funds held by the Administrator pending investment or settlement.

5.	Optional Cash Payments and Reinvestment of Dividends.

The Plan Administrator will usually make purchases associated with optional cash investments in our common stock at least weekly, but may make purchases as often as daily, depending on the volume of transactions under the Plan. If shares are purchased directly from Tompkins Financial, they will be purchased once per week, on Fridays, or on the next day on which shares are traded if such Friday is not a trading day. Following your instructions, reinvestment of dividends will take place as soon as practicable on or after the payment of the dividend. Tompkins Financial Corporation common stock purchased will be credited to your account in book-entry form. You may receive a physical stock certificate representing the shares in your Plan account only upon your request. Cash payments may not be accepted by the Plan Administrator if you impose any restriction with respect to the number of shares to be purchased, the price at which the shares are to be purchased, or the time when the purchase is to be made.

6.	Distribution of Dividends.

Any stock dividends or stock-split shares distributed by Tompkins Financial will be credited directly into your Plan account. This includes distributions calculated from shares held in the Plan in book-entry form as well as any shares registered in your name. Any rights or shares to be distributed as a result of any rights agreement or similar arrangement will be distributed in a similar manner. Transaction processing may be temporarily suspended during the latter type of extraordinary distributions.

7.	Safekeeping of Certificates.

You may at any time deposit physical certificates representing other shares of our common stock, not acquired under the Plan, for safekeeping in your name under the Plan.

8.	Requests for Certificates or Transfer of Shares.

You may at any time request that a physical certificate be issued for all or some of the shares held in your Plan account. In addition, you may always request to transfer the shares in your Plan account. Instructions for these transactions are available from the Plan Administrator.

9.	Proxy Voting/Annual Meetings.

You may vote all shares, full and fractional, held in your Plan account, whether they are held in book-entry form or in certificated form. You will receive Tompkins Financial’s proxy materials for our annual meetings of shareholders at the same time and manner as other holders of our common stock.

10.	Tax Reporting.

All stock sales and reinvested dividends are subject to federal income tax reporting. It is solely your responsibility to determine the tax consequences of these sales and dividends, and you should consult a tax advisor for that purpose.

11.	Modification.

The Plan Administrator and Tompkins Financial each reserve the right to modify the Plan, including the right to change the applicable fees or terminate the Plan upon written notice to participants. In addition, the Plan Administrator reserves the right to interpret and administer the Plan as it deems necessary or desirable in connection with its operation. As long as you are a participant in the Plan, you will receive a supplemental or revised prospectus before any material changes to the Plan become effective.

12.	Liability.

Neither Tompkins Financial nor the Plan Administrator will be liable for any act taken in good faith or for any good faith omission to act, including, without limitation, any claim of liability (a) arising out of failure to terminate your account, sell shares in the Plan, or invest optional cash payments or dividends without receipt of proper documentation and instructions, or (b) with respect to the prices at which shares are purchased or sold for your account and the time those purchases or sales are made, including price fluctuation in market value after those purchases or sales.

13.	Governing Law.

These Terms and Conditions of the Plan are governed by the laws of the State of New York. The securities held in Plan accounts for Plan participants are not subject to protection under the Securities Investor Protection Act of 1970.

14.	Summary of Plan Services and Fees to Participants.

In most cases Tompkins Financial will pay the fees and expenses to operate the Plan. However, you will be responsible for payment of some administrative service fees and brokerage commissions.

Optional Cash Purchases –
Service fees	Paid by Tompkins Financial
Brokerage Commission of $0.12 per share	Paid by Tompkins Financial

Reinvestment of Dividends –
Service fees	Paid by Tompkins Financial
Brokerage Commission of $0.12 per share	Paid by Tompkins Financial

Sale of Shares –
Service fee – $15.00 per transaction	Paid by participant
Brokerage Commission of $0.12 per share	Paid by participant

Deposit of Certificates for Safekeeping	Paid by Tompkins Financial

Termination –
Service fee – $15.00 plus $0.12 per share brokerage commission to the extent shares are sold in connection with termination	Paid by participant

Printing, Mailing, Telephone and Other Administrative Expenses	Paid by Tompkins Financial

Minimum and Maximum Cash Investments
Initial minimum investment from non-holders	$100
Minimum investment from existing holders	$50
Maximum investment per year	$100,000

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 to register the Tompkins Financial common stock to be issued under the Plan. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits thereto. The registration statement, including its exhibits and schedules, contains additional relevant information about Tompkins Financial and our common stock. This prospectus is a part of that registration statement.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any report, statement or other information that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. In addition, we maintain a website at http://www.tompkinsfinancial.com where you can obtain copies of the documents we file electronically with the SEC. Information on our website does not constitute part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus.

Some information contained in this prospectus updates and supersedes the information incorporated by reference and some information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below (except that we are not incorporating by reference any information furnished under Item 2.02 or 7.01 of any Current Report on Form 8-K listed below, or any exhibits referenced in such Items, unless otherwise indicated in the Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 29, 2024, including information specifically incorporated by reference into our Form 10-K from our Definitive Proxy Statement filed with the SEC on April 2, 2024;
●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as filed with the SEC on May 8, 2024;
●	our Current Reports on Form 8-K to the extent filed not furnished with the SEC on January 26, 2024, April 26, 2024, May 17, 2024 and July 26, 2024; and
●	the description of our common stock contained in our Registration Statement on Form 8-A (No. 1-12709) filed with the SEC on January 30, 1997, including any amendment(s) or report(s) filed for the purposes of updating such description, including Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 2, 2020.

We also incorporate by reference any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the initial filing of the registration statement that contains this prospectus and before the time that all of the securities offered by this prospectus are sold or this offering is terminated; provided, however, that we are not incorporating by reference any information furnished under Item 2.02 or 7.01 of any Current Report on Form 8-K, or any exhibit referenced in such Items, unless otherwise indicated in the Form 8-K. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other document filed later which is also incorporated in this prospectus by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded. The information contained in this prospectus should be read together with the information in the documents incorporated in this prospectus by reference.

At your request, we will send you, at no charge, a copy of any or all of these incorporated documents. Exhibits to the documents will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus. Written requests should be directed to Shareholder Relations, Tompkins Financial Corporation, P.O. Box 460, Ithaca, New York 14851. Telephone requests for copies may be directed to: (888) 503-5753.

USE OF PROCEEDS

We do not know either the number of shares of common stock that will be ultimately sold under the Plan nor the prices at which such shares will be sold. We will receive proceeds from the purchase of shares of our common stock through the Plan only to the extent that such purchases are made directly from us and not from open market purchases by the Plan Administrator. We intend to use the net proceeds from the sale of such shares of our common stock for general corporate purposes and capital enhancement.

PLAN OF DISTRIBUTION

Except to the extent the Plan Administrator purchases shares under the Stock Purchase Plan in the open market, the common stock acquired under the Plan will be sold directly by us through the Plan. Tompkins Financial will pay all costs of administration of the Plan. You will not be charged any brokerage commissions or other fees or expenses in connection with the purchase of shares under the Plan. However, you will be charged a $15.00 service fee for sales plus a brokerage commission of $0.12 per share sold under the Plan.

INDEMNIFICATION

As permitted by law, directors and officers of Tompkins Financial are entitled to indemnification under certain circumstances against liabilities and expenses incurred in connection with legal proceedings in which they become involved as a result of serving in such capacity. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Tompkins Financial pursuant to the foregoing provisions, Tompkins Financial has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

Alyssa Hochberg Fontaine, Executive Vice President, General Counsel, Chief Risk Officer and Secretary of Tompkins Financial, has rendered an opinion regarding the legality of the shares of our common stock being offered pursuant to the Plan. Ms. Fontaine owns, or has the right to acquire, shares of our common stock which representing less than 0.1% of our total issued and outstanding common stock.

EXPERTS

The consolidated financial statements of Tompkins Financial Corporation and its subsidiaries as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

In deciding whether you will participate in the Plan and purchase shares of our common stock through the Plan, you should rely on this prospectus, any prospectus supplement, and the incorporated Tompkins Financial documents. We have not authorized anyone to provide you with different or additional information.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Tompkins Financial Corporation (the “Company”) in connection with the sale of its common stock being registered hereby. All amounts are estimates except the Securities and Exchange Commission registration fee.

SEC Registration Fee	$1,704.19

Legal and Accounting Fees and Expenses	$15,000.00

Printing Expenses	$1,000.00

Miscellaneous	$1,000.00

TOTAL	$18,704.19

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 722 of the New York Business Corporation Law (the “BCL”) empowers a New York corporation to indemnify any person who is, or is threatened to be, made party to any action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, by reason of the fact that such person (or such person’s testator or intestate), was an officer or director of such corporation, or served at the request of such corporation as a director, officer, employee, agent, or in any other capacity, of another corporation or enterprise. The indemnity may include judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred by such person as a result of such action or proceeding, or any appeal therein, provided that such officer or director acted, in good faith, for a purpose that they reasonably believed to be in or, in the case of service for another corporation or enterprise, not opposed to, the best interests of the corporation and, for criminal actions or proceedings, in addition, had no reasonable cause to believe their conduct was unlawful. Additionally, a New York corporation may indemnify any officer or director against amounts paid in settlement and reasonable expenses, including attorneys’ fees, under the same conditions as those described above in connection with an action by or in the right of the corporation to procure a judgment in its favor, except that no indemnification in connection with such action or proceeding is permitted in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent such indemnification is judicially approved.

In accordance with Section 402(b) of the BCL, the Amended and Restated Certificate of Incorporation of the Company contains a provision to limit the personal liability of directors of the Company to the fullest extent permitted under the BCL; provided, however, that such provision does not limit a director’s liability for acts or omissions committed in bad faith or that involved intentional misconduct or a knowing violation of law, from which a director personally gained a financial profit or other advantage to which they were not legally entitled, or that violated Section 719 of the BCL. The effect of this provision is to eliminate, subject to the above limitations, the personal liability of directors to the Company and its shareholders for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.

The Company’s Second Amended and Restated Bylaws provide, in effect, that it will indemnify each of its current and former directors and officers (or such person’s testator or intestate), in connection with any threatened, pending or completed action or proceeding and any appeal thereof, whether civil, criminal, governmental, administrative or investigative, to the fullest extent permitted by the BCL. Indemnification related to actions or proceedings initiated by an officer or director may only be provided if the action or proceeding was authorized by the Board of Directors.

As permitted by the BCL, the Company has purchased insurance policies which provide coverage for its directors and officers with respect to certain situations where the Company cannot directly indemnify such directors or officers.

ITEM 16. EXHIBITS.

Exhibit Number	Title of Exhibit

4.1	Amended and Restated Certificate of Incorporation of the Company, incorporated herein by reference to Exhibit 3(i) to the Company’s Form 10-Q, filed with the Commission on August 11, 2008

4.2	Second Amended and Restated Bylaws of the Company, incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on January 31, 2011

4.3	Form of Specimen Common Stock Certificate of the Company, incorporated herein by reference to Exhibit 4 to the Company’s Registration Statement on Form 8-A (No. 0-27514), filed with the Commission on December 29, 1995

4.4	Description of Securities Registered Under Section 12 of the Securities Exchange Act of 1934, incorporated herein by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-K, filed with the Commission on March 2, 2020

5	Opinion of Alyssa Hochberg Fontaine

23.1	Consent of KPMG LLP

23.2	Consent of Alyssa Hochberg Fontaine (contained in the opinion filed as Exhibit 5 to this Registration Statement)

24	Power of Attorney (included on the signature page)

107	Filing Fee Table

ITEM 17. UNDERTAKINGS.

(a)           The registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)               To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)             To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement;

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)           That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)               Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)             Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)               Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)             Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)            Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ithaca, state of New York, on this 25th day of July, 2024.

Tompkins Financial Corporation

By:	/s/ Stephen S. Romaine
Stephen S. Romaine
President & Chief Executive Officer

Power Of Attorney

Each individual whose signature appears below hereby designates and appoints Stephen S. Romaine and Matthew D. Tomazin, and each of them, either of whom may act without joinder of the other, as his or her true and lawful attorney-in-fact and agent (the “Attorneys-in-Fact”) with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, which amendments may make such changes in this registration statement as any Attorney-in-Fact deems appropriate, and requests to accelerate the effectiveness of this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorneys-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Thomas R. Rochon
Thomas R. Rochon	Chair, Director	July 25, 2024

/s/ Stephen S. Romaine
Stephen S. Romaine	President & Chief Executive Officer, Director (Principal Executive Officer)	July 25, 2024

/s/ Daniel J. Fessenden
Daniel J. Fessenden	Vice Chair, Director	July 25, 2024

/s/ Matthew D. Tomazin
Matthew D. Tomazin	Executive Vice President, Chief Financial Officer & Treasurer (Principal Financial Officer)	July 25, 2024

/s/ David Kershaw
David Kershaw	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	July 25, 2024

/s/ Nancy E. Catarisano
Nancy E. Catarisano	Director	July 25, 2024

/s/ Janet M. Coletti
Janet M. Coletti	Director	July 25, 2024

/s/ Patricia A. Johnson
Patricia A. Johnson	Director	July 25, 2024

/s/ Angela B. Lee
Angela B. Lee	Director	July 25, 2024

/s/ John D. McClurg
John D. McClurg	Director	July 25, 2024

/s/ Ita M. Rahilly
Ita M. Rahilly	Director	July 25, 2024

/s/ Michael H. Spain
Michael H. Spain	Director	July 25, 2024

/s/ Jennifer R. Tegan
Jennifer R. Tegan	Director	July 25, 2024

/s/ Alfred J. Weber
Alfred J. Weber	Director	July 25, 2024